Exhibit 99.1

Reynolds American Inc.

P.O. Box 2990

Winston-Salem, NC 27102-2990

Contact:	Investor Relations: Morris Moore (336) 741-3116	Media: Jane Seccombe (336) 741-5068	RAI 2012-13

RAI delivers higher second-quarter earnings,

reaffirms full-year guidance

WINSTON-SALEM, N.C. – July 24, 2012

Second Quarter and First Half 2012 – At a Glance

•    Adjusted EPS: Second quarter at $0.79, up 11.3 percent from prior-year quarter; first half at $1.41, up 4.4 percent

•    Excludes a charge of $0.01 per share related to Engle progeny lawsuits and special items*

•    Reported EPS: Second quarter at $0.78, up 39.3 percent; first half at $1.24, up 2.5 percent

•    RAI reaffirms 2012 guidance: Adjusted EPS range of $2.91 to $3.01

•    Excludes charges for Engle progeny lawsuits and 2012 restructuring

•    Higher adjusted operating income, margin at RJR Tobacco

•    Solid earnings, volume growth at American Snuff

•    Increased share and earnings at Santa Fe

•    RAI increased dividend 5.4 percent on May 3

*  Special items are detailed in Schedule 2 and include the 2012 restructuring charge, and 2011 implementation costs, tax items and Scott lawsuit charge.

All references in this release to “reported” numbers refer to GAAP measurements; all “adjusted” numbers are non-GAAP, as defined in schedules 2 and 3 of this release, which reconcile reported to adjusted results.

Reynolds American Inc. (NYSE: RAI) today announced second-quarter 2012 adjusted EPS of $0.79, up 11.3 percent from the prior-year quarter as higher cigarette and moist-snuff pricing, moist-snuff volume gains and productivity improvements more than offset cigarette volume declines. Adjusted results exclude a charge of $0.01 per share related to the Engle progeny lawsuits. Second-quarter reported EPS was $0.78, up 39.3 percent.

For the first half of 2012, adjusted EPS was $1.41, up 4.4 percent, while reported EPS was $1.24, up 2.5 percent. First-half adjusted results exclude the above litigation charge, as well as the 2012 restructuring charge and 2011 implementation costs, tax items and Scott lawsuit charge.

RAI reaffirmed adjusted EPS guidance for 2012 in the range of $2.91 to $3.01, up 3.6 percent to 7.1 percent. This excludes the charge of $0.01 per share for the Engle progeny lawsuits, as well as the 2012 restructuring charge of $0.16 per share following completion of a comprehensive business analysis.

2Q and First Half 2012 Financial Results – Highlights (unaudited) (all dollars in millions, except per-share amounts; for reconciliations, including GAAP to non-GAAP, see schedules 2 and 3)
	For the Three Months Ended June 30			For the Six Months Ended June 30
	2012	2011	% Change	2012	2011	% Change
Net sales	$2,176	$2,267	(4.0)%	$4,109	$4,258	(3.5)%

Operating income
Reported (GAAP)	$734	$580	26.6%	$1,220	$1,203	1.4%
Adjusted (Non-GAAP)	744	722	3.0%	1,380	1,357	1.7%

Net income
Reported (GAAP)	$443	$327	35.5%	$713	$708	0.7%
Adjusted (Non-GAAP)	449	417	7.7%	813	789	3.0%

Net income per diluted share
Reported (GAAP)	$0.78	$0.56	39.3%	$1.24	$1.21	2.5%
Adjusted (Non-GAAP)	0.79	0.71	11.3%	1.41	1.35	4.4%

MANAGEMENT’S PERSPECTIVE

Overview

“RAI increased earnings and margin in the second quarter as our operating companies successfully navigated an intensely competitive environment,” said Daniel M. Delen, president and chief executive officer. “This performance rounded out a solid first half, and keeps us on track for full-year earnings growth in the mid- to high-single digits.”

Delen said that RAI’s operating companies continue to effectively execute their business strategies and remain focused on building their key brands. All three business segments improved their second-quarter financial performance. RAI added further value for shareholders in the quarter, with the 5.4 percent increase in its dividend.

“The comprehensive business analysis completed earlier this year has given our companies added flexibility in this challenging environment, allowing them to move quickly to take advantage of marketplace opportunities,” Delen said.

“Our companies are also positioning their key brands for long-term growth as trends in tobacco use change,” he said. “In line with our strategy to transform the tobacco industry, they are actively working on the development of new non-combustible product innovations, ranging from vapor to nicotine replacement therapy products, and additional innovations in the cigarette, snus and dissolvable tobacco categories.

“RAI’s vision is to achieve market leadership by driving innovation throughout its businesses, while redefining enjoyment for adult tobacco consumers,” Delen said. “We’re excited by what we have in the pipeline, and there will be more details to come as we move through the year.”

To learn more about RAI’s commitment to transforming tobacco, visit www.transformingtobacco.com.

RJR Tobacco

RJR Tobacco’s second-quarter adjusted operating income increased by 0.2 percent from the prior-year quarter, to $604 million, as higher pricing and productivity gains offset cigarette volume declines and increased promotional spending. Adjusted results exclude a charge of $10 million related to the Engle progeny lawsuits.

The company’s pricing gains, along with its premium mix and productivity improvements, resulted in an increase of 2.3 percentage points in second-quarter adjusted operating margin, to 33.0 percent.

For the first half of 2012, RJR Tobacco’s adjusted operating income was $1.12 billion, in line with the prior-year period. First-half adjusted results exclude the above Engle litigation charge, as well as a restructuring charge of $138 million.

First-half adjusted operating margin jumped 1.7 percentage points from the prior-year period, to 32.3 percent, as the company continues to focus on balancing profitability and share.

RJR Tobacco’s second-quarter shipment volume was negatively impacted by intense competitive promotional activity. As a result, the company’s shipments fell 6.7 percent from the prior-year quarter, mainly driven by losses on the company’s non-focus value brands. This compares with the industry volume decline of 1.7 percent.

RJR Tobacco’s total second-quarter cigarette market share was 26.2 percent, down 1.4 percentage points from the prior-year quarter.

RJR Tobacco’s growth brands, Camel and Pall Mall, generated a combined market share of 16.7 percent in the second quarter, down 0.2 share points from the prior-year quarter.

Camel continued to hold up well in a tough market for premium-priced products, on the strength of its equity and positive consumer demographics. Despite intense competitive activity, Camel’s second-quarter share was down only 0.1 percentage point, at 8.3 percent.

Camel’s premium menthol cigarette styles, which offer consumers R.J. Reynolds’ innovative capsule technology, made further progress, increasing their second-quarter market share by 0.5 percentage points from the prior-year quarter, to 2.8 percent.

Camel SNUS turned in an excellent marketplace performance in the second quarter and now holds over 75 percent of the small but growing snus category. Camel SNUS offers six styles, with its latest variant, Camel SNUS Mint, gaining strength since its expansion to select retail outlets earlier this year.

“In line with our transforming tobacco strategy, we continue to refine and broaden the appeal of Camel SNUS as a convenient smoke-free and spit-free alternative for adult tobacco consumers, and I’m very pleased with how the market is responding,” Delen said.

Pall Mall continued to be negatively impacted by significant competition from other value brands, as well as value-priced line extensions of competitive premium brands that sell at or below Pall Mall’s price. Second-quarter market share of Pall Mall was 8.4 percent, down 0.2 percentage points from the prior-year quarter.

Pall Mall’s affordable price and “longer-lasting” proposition have made it the nation’s best-selling value brand, and it continues to attract interest from value-conscious adult tobacco consumers.

American Snuff

American Snuff’s second-quarter operating income increased 18.4 percent from the prior-year quarter, to $95 million, driven by higher moist-snuff volume and pricing on its flagship Grizzly brand.

The company’s second-quarter operating margin increased 3.2 percentage points from the prior-year quarter, to 55.4 percent.

“American Snuff’s impressive second-quarter performance in a highly competitive environment is a tribute to the company’s highly successful execution of its business strategies,” Delen said.

For the first half of 2012, American Snuff’s adjusted operating income was up 6.8 percent from the prior-year period, at $179 million. These results reflect the impact of the sale of Lane, Limited at the end of February 2011, as well as investments in the implementation of retail moist-snuff contracts.

The company’s first-half operating margin was 54.3 percent, up 2.0 percentage points from the prior-year period.

American Snuff’s second-quarter moist-snuff volume increased 10.7 percent from the prior-year quarter, more than double the industry growth rate of about 5 percent.

The company’s second-quarter moist-snuff market share increased 1.7 percentage points from the prior-year quarter, to 32.4 percent.

Once again, American Snuff’s powerful Grizzly brand, the best-selling moist-snuff product in the U.S., drove performance, increasing second-quarter shipment volume by 12.3 percent and market share by 2.0 percentage points, to 29.0 percent.

The brand is benefiting from the company’s investment in retail contracts, as well as its equity-building programs.

Grizzly continues to see outstanding growth on its pouch style products, capturing 70 percent of all pouch-style growth. Pouches are one of the fastest growing styles in the moist snuff category, and now account for almost 10 percent of total moist snuff sales.

Grizzly is focused on transforming its offerings in the Natural segment, where the brand is underdeveloped. The first-quarter introduction of new packaging that captures the premium quality and value of the brand’s five Premium Natural styles is meeting expectations, and offers incremental growth potential for Grizzly.

Santa Fe

Santa Fe increased second-quarter operating income by 25.9 percent from the prior-year quarter, to $64 million, driven by volume and pricing gains in the company’s Natural American Spirit super-premium brand.

The company’s second-quarter operating margin was up 3.4 percentage points from the prior-year quarter, at 49.4 percent.

For the first half of 2012, Santa Fe’s operating income rose 17.0 percent from the prior-year period, to $109 million. First-half operating margin was up 1.5 percentage points, at 47.5 percent.

Santa Fe’s shipment volumes, which were disrupted in the first quarter by the company’s move to a more efficient, integrated supply chain, increased 9.5 percent in the second quarter.

Natural American Spirit continued its upward trajectory, increasing second-quarter market share by 0.2 percentage points from the prior-year quarter, to 1.1 percent.

Natural American Spirit is building a loyal franchise with its unique, additive-free and organic tobacco product offerings.

FINANCIAL UPDATE

Reynolds American’s second-quarter adjusted EPS was $0.79, up 11.3 percent from the prior-year quarter on higher pricing, productivity gains, the impact of the share repurchase program, and the resolution of various state-specific tax items. Adjusted results exclude a charge of $0.01 per share related to Engle progeny litigation.

On a reported basis, second-quarter EPS was $0.78, up 39.3 percent from the prior-year quarter.

The company’s second-quarter adjusted operating margin increased 2.4 percentage points to 34.2 percent.

For the first half of 2012, adjusted EPS was $1.41, up 4.4 percent from the prior-year period.

Adjusted results exclude the above Engle litigation charge, and a charge of $0.16 per share related to the restructuring. First-half reported EPS was $1.24, up 2.5 percent.

RAI remains focused on returning value to shareholders through its attractive dividend. The dividend was increased by 5.4 percent in May, to an annualized rate of $2.36 per share. RAI’s policy is to return about 80 percent of the company’s current-year net income to shareholders in the form of dividends.

Reynolds American ended the quarter with $1.0 billion in cash balances, after repaying $450 million of debt that matured in June.

The company also continued its $2.5 billion share repurchase program initiated late last year, repurchasing 6.1 million shares for $250 million in the second quarter. That brought total repurchases to date to 19.2 million shares for $788 million.

RAI continues to maintain a strong balance sheet, with modest debt levels and a conservative leverage ratio of 1.3 times debt to EBITDA. The company’s pension plans remain well funded at about 90 percent.

“This solid first-half performance in a challenging environment allows us to reaffirm adjusted EPS guidance of $2.91 to $3.01 for 2012, excluding the Engle litigation and restructuring charges,” said Thomas R. Adams, RAI’s chief financial officer.

CONFERENCE CALL WEBCAST TODAY

Reynolds American will webcast a conference call to discuss second-quarter 2012 results at 11:00 a.m. Eastern Time on Tuesday, July 24, 2012. The call will be available live online on a listen-only basis. To register for the call, please go to http://www.reynoldsamerican.com/events.cfm. A replay of the call will be available on the site. Investors, analysts and members of the news media can also listen to the live call by phone, by dialing (877) 390-5533 (toll free) or (678) 894-3969 (international). Remarks made during the conference call will be current at the time of the call and will not be updated to reflect subsequent material developments. Although news media representatives will not be permitted to ask questions during the call, they are welcome to monitor the remarks on a listen-only basis. Following the call, media representatives may direct inquiries to Jane Seccombe at (336) 741-5068.

WEB DISCLOSURE

RAI’s website, www.reynoldsamerican.com, is the primary source of publicly disclosed news about RAI and its operating companies. We use the website as our primary means of distributing quarterly earnings and other company news. We encourage investors and others to register at www.reynoldsamerican.com to receive alerts when news about the company has been posted.

RISK FACTORS

Statements included in this news release that are not historical in nature are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements regarding future events or the future performance or results of RAI and its subsidiaries inherently are subject to a variety of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements.

These risks and uncertainties include:

•	the substantial and increasing taxation and regulation of tobacco products, including the regulation of tobacco products by the U.S. Food and Drug Administration (FDA);

•	the possibility that the FDA will issue a regulation prohibiting menthol as a flavor in cigarettes or prohibit mint or wintergreen as a flavor in smokeless tobacco products;

•

decreased sales resulting from the future issuance of “corrective communications” required by the order in the U.S. Department of Justice case on five subjects, including smoking and health, and addiction;

•

various legal actions, proceedings and claims relating to the sale, distribution, manufacture, development, advertising, marketing and claimed health effects of tobacco products that are pending or may be instituted against RAI or its subsidiaries;

•	the potential difficulty of obtaining bonds as a result of litigation outcomes and the challenges to the Florida bond statute applicable to the Engle progeny cases;

•	the possibility of being required to pay various adverse judgments in the Engle progeny and/or other litigation;

•

the substantial payment obligations with respect to cigarette sales, and the substantial limitations on the advertising and marketing of cigarettes (and of R.J. Reynolds’ smoke-free tobacco products) under the State Settlement Agreements;

•	the continuing decline in volume in the U.S. cigarette industry and RAI’s dependence on the U.S. cigarette industry;

•	concentration of a material amount of sales with a single customer or distributor;

•	competition from other manufacturers, including industry consolidations or any new entrants in the marketplace;

•	increased promotional activities by competitors, including manufacturers of deep-discount cigarette brands;

•	the success or failure of new product innovations and acquisitions;

•	the responsiveness of both the trade and consumers to new products, marketing strategies and promotional programs;

•	the ability to achieve efficiencies in the businesses of RAI’s operating companies without negatively affecting financial or operating results;

•	the reliance on a limited number of suppliers for certain raw materials;

•	the cost of tobacco leaf, and other raw materials and other commodities used in products;

•	the effect of market conditions on interest-rate risk, foreign currency exchange-rate risk and the return on corporate cash;
•	changes in the financial position or strength of lenders participating in RAI’s credit facility;

•	the impairment of goodwill and other intangible assets, including trademarks;

•

the effect of market conditions on the performance of pension assets or any adverse effects of any new legislation or regulations changing pension expense accounting or required pension funding levels;

•	the substantial amount of RAI debt;

•	the credit rating of RAI and its securities;

•	any restrictive covenants imposed under RAI’s debt agreements;

•	the possibility of natural or man-made disasters or other disruptions that may adversely affect manufacturing or other operations and other facilities;

•	the significant ownership interest of Brown & Williamson Holdings, Inc. (B&W), RAI’s largest shareholder, in RAI and the rights of B&W under the governance agreement between the companies;

•	the expiration of the standstill provisions of the governance agreement on July 30, 2014;

•	a termination of the governance agreement or certain provisions of it in accordance with its terms, including the limitations on B&W’s representation on RAI’s board and its board committees; and

•	RAI’s shareholder rights plan not applying to British American Tobacco p.l.c. except in limited circumstances.

Due to these risks and uncertainties, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this news release. Except as provided by federal securities laws, RAI is not required to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

ABOUT US

Reynolds American Inc. (NYSE: RAI) is the parent company of R.J. Reynolds Tobacco Company; American Snuff Company, LLC; Santa Fe Natural Tobacco Company, Inc.; and Niconovum AB.

•

R.J. Reynolds Tobacco Company is the second-largest U.S. tobacco company. The company’s brands include many of the best-selling cigarettes in the U.S.: Camel, Pall Mall, Winston, Kool, Doral and Salem.

•	American Snuff Company, LLC is the nation’s second-largest manufacturer of smokeless tobacco products. Its leading brands are Grizzly and Kodiak.

•	Santa Fe Natural Tobacco Company, Inc. manufactures Natural American Spirit cigarettes and other additive-free tobacco products.

•	Niconovum AB markets innovative nicotine replacement therapy products in Sweden under the Zonnic brand name.

Copies of RAI’s news releases, annual reports, SEC filings and other financial materials, including risk factors containing forward-looking information, are available at www.reynoldsamerican.com. To learn more about how Reynolds American and its operating companies are transforming the tobacco industry, visit http://TransformingTobacco.com.

(financial and volume schedules follow)

Schedule 1

REYNOLDS AMERICAN INC.

Condensed Consolidated Statements of Income - GAAP

(Dollars in Millions, Except Per Share Amounts)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011 (1)	2012	2011 (1)
Net sales, external	$2,089	$2,128	$3,945	$4,015
Net sales, related party	87	139	164	243

Net sales	2,176	2,267	4,109	4,258
Cost of products sold	1,112	1,193	2,106	2,228
Selling, general and administrative expenses	325	488	623	815
Amortization expense	5	6	11	12
Restructuring charge	—	—	149	—

Operating income	734	580	1,220	1,203
Interest and debt expense	58	55	114	110
Interest income	(2)	(3)	(4)	(6)
Other expense, net	2	—	5	—

Income from continuing operations before income taxes	676	528	1,105	1,099
Provision for income taxes	233	201	392	391

Net income	$443	$327	$713	$708

Basic net income per share	$0.78	$0.56	$1.25	$1.21

Diluted net income per share	$0.78	$0.56	$1.24	$1.21

Basic weighted average shares, in thousands	569,144	582,902	571,800	582,953

Diluted weighted average shares, in thousands	570,930	585,874	574,235	585,761

Segment data:
Net sales:
R.J. Reynolds (2)	$1,833	$1,960	$3,464	$3,660
American Snuff	172	153	330	320
Santa Fe	129	110	229	202
All Other	42	44	86	76

	$2,176	$2,267	$4,109	$4,258

Operating income:
R.J. Reynolds (2)	$594	$461	$971	$970
American Snuff	95	80	179	166
Santa Fe	64	51	109	92
All Other	4	15	12	16
Corporate	(23)	(27)	(51)	(41)

	$734	$580	$1,220	$1,203

Supplemental information:
Excise tax expense	$1,028	$1,092	$1,951	$2,066
Master Settlement Agreement and other state settlement expense	$623	$647	$1,180	$1,222
Federal tobacco buyout expense	$55	$58	$111	$118
FDA fees	$31	$30	$61	$60

(1)	Prior year amounts have been adjusted to reflect the change in method of recognizing actuarial gains and losses for pension and postretirement benefits.
(2)	Includes results of super premium brands, DUNHILL and STATE EXPRESS 555, transferred January 1, 2012, into R.J. Reynolds from Santa Fe.

Schedule 2

REYNOLDS AMERICAN INC.

Reconciliation of GAAP to Adjusted Results

(Dollars in Millions)

(Unaudited)

RAI management uses “adjusted” (non-GAAP) measurements to set performance goals and to measure the performance of the overall company, and believes that investors’ understanding of the underlying performance of the company’s continuing operations is enhanced through the disclosure of these metrics. “Adjusted” (non-GAAP) results are not, and should not be viewed as, substitutes for “reported” (GAAP) results.

	Three Months Ended June 30,
	2012			2011
	Operating	Net	Diluted	Operating	Net	Diluted
	Income	Income	EPS	Income	Income	EPS

GAAP results	$734	$443	$0.78	$580	$327	$0.56
The GAAP results include the following:
Engle progeny cases	10	6	0.01	—	—	—
Implementation costs included in cost of products sold and selling, general and administrative expenses	—	—	—	3	2	—
Scott lawsuit	—	—	—	139	88	0.15

Total adjustments	10	6	0.01	142	90	0.15

Adjusted results	$744	$449	$0.79	$722	$417	$0.71

	Six Months Ended June 30,
	2012			2011
	Operating	Net	Diluted	Operating	Net	Diluted
	Income	Income	EPS	Income	Income	EPS

GAAP results	$1,220	$713	$1.24	$1,203	$708	$1.21
The GAAP results include the following:
Restructuring charge	149	93	0.16	—	—	—
Engle progeny cases	11	7	0.01	—	—	—
Implementation costs included in cost of products sold and selling, general and administrative expenses	—	—	—	15	9	0.02
Scott lawsuit	—	—	—	139	88	0.15
Tax items	—	—	—	—	(16)	(0.03)

Total adjustments	160	100	0.17	154	81	0.14

Adjusted results	$1,380	$813	$1.41	$1,357	$789	$1.35

Condensed Consolidated Balance Sheets

(Dollars in Millions)

(Unaudited)

	June 30, 2012	Dec. 31, 2011
Assets
Cash and cash equivalents	$1,005	$1,956
Other current assets	2,342	2,351
Trademarks and other intangible assets, net	2,591	2,602
Goodwill	8,010	8,010
Other noncurrent assets	1,286	1,335

	$15,234	$16,254

Liabilities and shareholders’ equity
Tobacco settlement accruals	$1,720	$2,530
Other current liabilities	2,591	1,746
Long-term debt (less current maturities)	2,569	3,206
Deferred income taxes, net	641	511
Long-term retirement benefits (less current portion)	1,595	1,759
Other noncurrent liabilities	227	251
Shareholders’ equity	5,891	6,251

	$15,234	$16,254

Schedule 3

REYNOLDS AMERICAN INC.

Reconciliation of GAAP to Adjusted Operating Income by Segment

The R.J. Reynolds segment consists of the primary operations of R.J. Reynolds Tobacco Company, the second-largest tobacco company in the United States and which also manages a contract manufacturing business.

The American Snuff segment consists of the primary operations of American Snuff Company, LLC, the second-largest smokeless tobacco products manufacturer in the United States, and Lane, Limited until its sale on February 28, 2011.

The Santa Fe segment consists of the primary operations of Santa Fe Natural Tobacco Company, Inc., which manufactures Natural American Spirit cigarettes and other additive-free tobacco products.

Management uses “adjusted” (non-GAAP) measurements to set performance goals and to measure the performance of the company, and believes that investors’ understanding of the underlying performance of the company’s continuing operations is enhanced through the disclosure of these metrics.

	Three Months Ended June 30,
	2012			2011
	R.J. Reynolds	American Snuff	Santa Fe	R.J. Reynolds	American Snuff	Santa Fe

GAAP operating income	$594	$95	$64	$461	$80	$51

The GAAP results include the following:
Engle progeny cases	10	—	—	—	—	—
Implementation costs included in cost of products sold and selling, general and administrative expenses (1)	—	—	—	3	—	—
Scott lawsuit	—	—	—	139	—	—

Total adjustments	10	—	—	142	—	—

Adjusted operating income	$604	$95	$64	$603	$80	$51

	Six Months Ended June 30,
	2012			2011
	R.J. Reynolds	American Snuff	Santa Fe	R.J. Reynolds	American Snuff	Santa Fe

GAAP operating income	$971	$179	$109	$970	$166	$92

The GAAP results include the following:
Restructuring charge (2)	138	—	—	—	—	—
Engle progeny cases	11	—	—	—	—	—
Implementation costs included in cost of products sold and selling, general and administrative expenses (1)	—	—	—	11	2	1
Scott lawsuit	—	—	—	139	—	—

Total adjustments	149	—	—	150	2	1

Adjusted operating income	$1,120	$179	$109	$1,120	$168	$93

(1)	For the three and six months ended June 30, 2011, RAI and its operating companies recorded aggregate implementation costs of $3 million and $15 million, respectively, including $1 million, respectively, including $1 million in corporate costs during the six-month period.
(2)	For the six months ended June 30, 2012, RAI and its operating companies recorded aggregate restructuring charges of $149 million, including $11 million in corporate costs.

Schedule 4

R.J. REYNOLDS CIGARETTE VOLUMES AND RETAIL SHARE OF MARKET

VOLUME (in billions):

	Three Months Ended				Six Months Ended
	June 30,		Change		June 30,		Change
	2012	2011	Units	%	2012	2011	Units	%
Camel	5.5	5.8	(0.2)	-4.1%	10.6	10.6	(0.0)	-0.2%
Pall Mall	5.6	5.8	(0.2)	-3.6%	10.5	11.0	(0.5)	-4.4%

Total growth brands	11.1	11.6	(0.5)	-4.0%	21.1	21.6	(0.5)	-2.3%

Other	7.0	7.8	(0.8)	-10.8%	13.3	15.1	(1.8)	-12.0%

Total R.J. Reynolds domestic	18.1	19.4	(1.3)	-6.7%	34.4	36.7	(2.3)	-6.3%

Total premium	10.6	11.1	(0.5)	-4.5%	20.1	20.8	(0.7)	-3.2%
Total value	7.5	8.4	(0.8)	-9.7%	14.3	15.9	(1.6)	-10.3%
Premium/total mix	58.3%	57.0%	1.4		58.4%	56.6%	1.9

Industry	76.1	77.4	(1.3)	-1.7%	143.0	147.0	(4.1)	-2.8%
Premium	54.3	55.3	(1.0)	-1.8%	101.7	104.3	(2.6)	-2.5%
Value	21.9	22.1	(0.3)	-1.2%	41.3	42.7	(1.4)	-3.4%
Premium/total mix	71.3%	71.4%	(0.1)		71.1%	70.9%	0.2

RETAIL SHARE OF MARKET:

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2012	2011	Change	2012	2011	Change
Camel	8.3%	8.4%	(0.1)	8.4%	8.3%	0.0
Pall Mall	8.4%	8.6%	(0.2)	8.5%	8.6%	(0.1)

Total growth brands	16.7%	16.9%	(0.2)	16.8%	16.9%	(0.1)

Other	9.5%	10.7%	(1.2)	9.7%	10.9%	(1.2)

Total R.J. Reynolds domestic	26.2%	27.6%	(1.4)	26.5%	27.8%	(1.3)

Amounts are rounded on an individual basis and, accordingly, may not sum in the aggregate.

Industry volume data based on information from Management Science Associates, Inc.

Retail shares of market are as reported by Information Resources Inc./Capstone.

Schedule 5

AMERICAN SNUFF MOIST-SNUFF VOLUMES AND RETAIL SHARE OF MARKET

VOLUME (in millions of cans):

	Three Months Ended				Six Months Ended
	June 30,		Change		June 30,		Change
	2012	2011	Units	%	2012	2011	Units	%

Grizzly	99.0	88.2	10.8	12.3%	192.0	173.2	18.8	10.9%
Other	12.3	12.4	(0.1)	-0.7%	23.7	24.4	(0.7)	-2.8%

Total moist snuff cans	111.3	100.6	10.7	10.7%	215.8	197.6	18.2	9.2%

RETAIL SHARE OF MARKET:

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2012	2011	Change	2012	2011	Change

Grizzly	29.0%	27.0%	2.0	28.8%	26.8%	2.1
Other	3.4%	3.7%	(0.3)	3.5%	3.7%	(0.3)

Total retail share of market	32.4%	30.7%	1.7	32.3%	30.5%	1.8

Amounts are rounded on an individual basis and, accordingly, may not sum in the aggregate.

Retail share of market for moist snuff based on Information Resources Inc./Capstone.

Schedule 6

SANTA FE VOLUMES AND RETAIL SHARE OF MARKET

VOLUME (in billions):

	Three Months Ended				Six Months Ended
	June 30,		Change		June 30,		Change
	2012	2011	Units	%	2012	2011	Units	%

Natural American Spirit	0.8	0.8	0.1	9.5%	1.5	1.4	0.1	5.4%

RETAIL SHARE OF MARKET:

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2012	2011	Change	2012	2011	Change

Natural American Spirit	1.1%	0.9%	0.2	1.1%	0.9%	0.2

Amounts are rounded on an individual basis and, accordingly, may not sum in the aggregate.

Retail shares of market are as reported by Information Resources Inc./Capstone.